SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 4, 2005

PHARMACEUTICAL PRODUCT DEVELOPMENT, INC.

(Exact name of registrant as specified in its charter)

North Carolina

(State or other jurisdiction of incorporation)

0-27570	56-1640186
(Commission File Number)	(IRS Employer ID Number)

3151 South 17th Street, Wilmington, North Carolina 28412

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (919) 251-0081

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On February 4, 2005, Pharmaceutical Product Development, Inc. (“PPD”) completed its acquisition of substantially all of the assets of SurroMed, Inc., a Delaware corporation (“SurroMed”), relating to its biomarker business. The assets acquired by PPD consist of equipment, fixtures, leasehold improvements, intellectual property and contracts related to SurroMed’s biomarker business. The acquired biomarker business consists of services and technologies of SurroMed that support drug discovery and drug development by identifying biomarkers using biological, chemical and bioinformatics expertise and technologies. The acquisition was effected pursuant to the terms and conditions of an Asset Purchase Agreement between the parties dated January 14, 2005, a copy of which was filed as an exhibit to PPD’s current report on Form 8-K filed on January 19, 2005.

In exchange for the assets of SurroMed’s biomarker business, PPD surrendered to SurroMed for cancellation all of PPD’s shares of preferred stock of SurroMed. PPD acquired these shares of SurroMed preferred stock in private placement investments during 2002 and 2003 in exchange for $29.0 million in consideration consisting of cash, tangible assets and intellectual property. As additional consideration for the acquisition, PPD also assumed approximately $3.4 million of SurroMed liabilities under capital leases and certain additional operating liabilities, and agreed to guarantee repayment of up to $1.5 million under a SurroMed bank loan.

As part of PPD’s Series F Preferred Stock investment in SurroMed in 2003, PPD also entered into agreements with SurroMed to purchase biomarker discovery services from SurroMed for $6.0 million over a period of four years and to serve as a non-exclusive representative to market and sell additional SurroMed biomarker discovery services. These agreements were cancelled upon closing of the acquisition. In addition, upon the closing, PPD amended its existing sublease with SurroMed to allow SurroMed to continue to occupy a portion of PPD’s Menlo Park facility on a month-to-month basis for up to six months.

Item 7.01 Regulation FD Disclosure.

Consistent with PPD’s press release issued on January 17, 2005, PPD continues to expect that it will recognize an after-tax gain in the range of $1.5 to $3.0 million on the disposition of its SurroMed preferred stock.

The information included in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

PHARMACEUTICAL PRODUCT DEVELOPMENT, INC.

Date: February 7, 2005	/s/ Linda Baddour
Linda Baddour
Chief Financial Officer